Exhibit 99.1

Clifton Bancorp Inc. Announces

Financial Results for the Second Quarter Ended September 30, 2016;

Declares Cash Dividend

Clifton, New Jersey – November 2, 2016 — Clifton Bancorp Inc. (Nasdaq: CSBK) (the “Company”), the holding company for Clifton Savings Bank, today announced results for the second quarter ended September 30, 2016. Net income for the second quarter was $1.24 million ($0.06 per share, basic and diluted) as compared to net income of $1.54 million ($0.06 per share, basic and diluted) for the second quarter ended September 30, 2015. Net income for the six months ended September 30, 2016 was $2.26 million ($0.10 per share, basic and diluted) as compared to $3.20 million ($0.13 per share, basic and diluted) for the same period in 2015.

The Board of Directors also announced today that the Company will pay a cash dividend of $0.06 per common share for the quarter ended September 30, 2016. The dividend will be paid on December 2, 2016 to stockholders of record on November 18, 2016.

Notable Items

•	Total assets increased 4.7%, or $59.1 million, from $1.25 billion at March 31, 2016 to $1.31 billion at September 30, 2016;

•	Net loans increased 13.0%, or $101.4 million, from $780.2 million at March 31, 2016 to $881.6 million at September 30, 2016;

•	Multi-family and commercial real estate loans increased 61.3%, or $94.1 million, from $153.6 million at March 31, 2016 to $247.7 million at September 30, 2016;

•	Loan mix between one-to-four family real estate loans and multi-family/commercial real estate loans to total loans shifted to 70.6% and 28.0%, respectively, at September 30, 2016 from 79.0% and 19.7%, respectively, at March 31, 2016;

•	Nonperforming loans to total gross loans decreased to 0.32% at September 30, 2016 from 0.64% at September 30, 2015;

•	Deposits increased 11.2%, or $77.6 million, from $694.7 million at March 31, 2016 to $772.3 million at September 30, 2016;

•	484,400 shares of common stock were repurchased during the three months ended September 30, 2016 at a weighted average price of $14.95 per share.

Paul M. Aguggia, Chairman, President, and Chief Executive Officer, stated, “As we pass our fiscal half-year mark, we are pleased that our strategy and execution have resulted in both deposit and loan growth. This has been accomplished, in large part, due to our strong capital position, our innovative approach to products, services and channels, and our focus on communicating the essence of what CSBK is all about: a community bank that has always put the needs of our customers first.”

Balance Sheet and Credit Quality Review

Total assets increased $59.1 million, or 4.7%, to $1.31 billion at September 30, 2016, from $1.25 billion at March 31, 2016. The increase in total assets was primarily due to an increase in loans.

Net loans increased $101.4 million, or 13.0%, to $881.6 million at September 30, 2016 from $780.2 million at March 31, 2016. One-to-four family real estate loans increased $6.0 million, or 1.0%, while multi-family and commercial real estate loans increased $94.1 million, or 61.3%, during the six months ended September 30, 2016. Securities, including both available for sale and held to maturity issues, decreased $40.3 million, or 11.3%, to $317.1 million at September 30, 2016 from $357.5 million at March 31, 2016, mainly as a result of calls, maturities and repayments. One security totaling $3.7 million was sold during the six-month period ended September 30, 2016, resulting in a gain of $84,000. Cash and cash equivalents decreased $8.3 million, or 26.8%, to $22.8 million at September 30, 2016 from $31.1 million at March 31, 2016.

Deposits increased $77.6 million, or 11.2%, to $772.3 million at September 30, 2016 from $694.7 million at March 31, 2016. Borrowed funds decreased $7.0 million, or 3.0%, to $224.5 million at September 30, 2016 from $231.5 million at March 31, 2016. The Company’s outstanding borrowings as of September 30, 2016 had a weighted average rate of 1.63% and a weighted average term of 18 months. All outstanding borrowings are with the Federal Home Loan Bank of New York.

Total stockholders’ equity decreased $12.4 million, or 3.9%, to $302.9 million at September 30, 2016 from $315.3 million at March 31, 2016, primarily as a result of $13.3 million in repurchases of common stock, and the payment of $2.7 million in cash dividends, partially offset by net income of $2.3 million.

Nonaccrual loans decreased $855,000, or 23.4%, to $2.8 million at September 30, 2016 from $3.7 million at March 31, 2016. Included in nonaccrual loans at September 30, 2016 were four loans totaling $568,000 that were current or less than 90 days’ delinquent, but which were previously 90 days or more delinquent and on nonaccrual status pending a sustained period of repayment performance (generally six months). The percentage of nonperforming loans to total gross loans decreased to 0.32% at September 30, 2016 from 0.47% at March 31, 2016. The allowance for loan losses to nonperforming loans increased to 185.52% at September 30, 2016 from 119.19% at March 31, 2016, as nonperforming loans decreased, while the allowance balance increased mainly as a result of provisions associated with significant increases in loans.

Income Statement Review

Net interest income increased by $529,000, or 8.1%, to $7.07 million for the three months ended September 30, 2016 as compared to $6.54 million for the three months ended September 30, 2015. Net interest income increased despite a decrease of 10 basis points in net interest margin and a decrease of $38.0 million in average net interest-earning assets.

Net interest income increased by $894,000, or 6.8%, to $14.01 million for the six months ended September 30, 2016 as compared to $13.12 million for the six months ended September 30, 2015. Net interest income increased despite a decrease of 7 basis points in net interest margin and a decrease of $42.7 million in average net interest-earning assets.

The provision for loan losses increased $405,000, or 405.0%, to $505,000 for the three months ended September 30, 2016, as compared to $100,000 for the three months ended September 30, 2015, and increased $858,000, or 496.0%, to $1.03 million for the six months ended September 30, 2016, as compared to $173,000 for the six months ended September 30, 2015. The increase in the provisions for both periods was mainly the result of the significant increase in the balance of outstanding loans, partially offset by more favorable trends in qualitative factors related to delinquencies considered in the periodic review of the general valuation allowance.

Non-interest expenses for the three months ended September 30, 2016 increased $731,000, or 16.0%, to $5.31 million, as compared to $4.58 million for the three months ended September 30, 2015. The increase consisted primarily of increases in salaries and employee benefits of $653,000, or 24.0%, occupancy expense of $83,000, or 23.7%, and equipment expense of $68,000, or 18.4%, partially offset by a decrease in other expenses, mainly comprised of consulting and personnel search costs, of $89,000, or 19.8%. The increases in salaries and employee benefits includes the addition of a chief operating officer and business development, compliance, lending and Hoboken Banking Center personnel, as well as typical annual increases in compensation and benefits expenses, employee stock ownership plan expense due to an increase in the price of the Company’s common stock, and the expense related to the granting of equity awards under the Company’s 2015 Equity Incentive Plan. The increases in occupancy and equipment expenses were mainly related to the costs of the newly opened Hoboken Banking Center, along with the costs associated with new customer products and services.

Non-interest expenses for the six months ended September 30, 2016 increased $1.69 million, or 18.6%, to $10.79 million, as compared to $9.10 million for the six months ended September 30, 2015. The increase consisted primarily of increases in salaries and employee benefits of $1.36 million, or 25.1%, occupancy expense of $104,000, or 13.9%, equipment expense of $91,000, or 12.5%, and advertising and marketing expense of $87,000, or 52.7%, partially offset by a decrease in professional services of $95,000, or 20.3%. The increases in salaries and employee benefits include the same items noted above. The increases in occupancy, equipment, as well as advertising and marketing expenses, were mainly related to the costs of the newly opened Hoboken Banking Center, along with the costs associated with new customer products and services. Professional services decreased due to a decrease in legal fees.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company of Clifton Savings Bank (CSBK), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and small businesses in its market area through 13 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward-Looking Statements

Clifton Bancorp makes forward-looking statements in this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Clifton Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Clifton Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Clifton Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Clifton Bancorp provides greater detail regarding some of these factors in the “Risk Factors” section of its Annual Report on Form 10-K, which was filed on June 8, 2016. Clifton Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s website at www.sec.gov.

Contact:	Bart D’Ambra
(973) 473-2200

Selected Consolidated Financial Condition Data

	At September 30,	At March 31,
	2016	2016
	(In thousands)
Financial Condition Data:
Total assets	$1,312,190	$1,253,127
Loans receivable, net	881,593	780,229
Cash and cash equivalents	22,758	31,069
Securities	317,147	357,462
Deposits	772,306	694,662
FHLB advances	224,500	231,500
Total stockholders’ equity	302,890	315,277

Selected Consolidated Operating Data

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
	(In thousands, except share and per share data)
Operating Data:
Interest income	$9,916	$8,739	$19,507	$17,451
Interest expense	2,847	2,199	5,496	4,334

Net interest income	7,069	6,540	14,011	13,117
Provision for loan losses	505	100	1,031	173

Net interest income after provision for loan losses	6,564	6,440	12,980	12,944
Non-interest income	501	452	1,028	966
Non-interest expenses	5,311	4,580	10,790	9,095

Income before income taxes	1,754	2,312	3,218	4,815
Income taxes	513	772	961	1,617

Net income	$1,241	$1,540	$2,257	$3,198

Basic earnings per share	$0.06	$0.06	$0.10	$0.13

Diluted earnings per share	$0.06	$0.06	$0.10	$0.13

Average shares outstanding - basic	22,216	24,633	22,495	25,000
Average shares outstanding - diluted	22,276	24,687	22,555	25,064

Average Balance Table

	Three Months Ended September 30,
	2016			2015
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans receivable	$855,838	$7,748	3.62%	$666,434	$6,090	3.66%
Mortgage-backed securities	267,646	1,734	2.59%	273,417	1,899	2.78%
Investment securities	59,099	283	1.92%	116,350	678	2.33%
Other interest-earning assets	28,402	151	2.13%	21,280	72	1.35%

Total interest-earning assets	1,210,985	9,916	3.27%	1,077,481	8,739	3.24%

Non-interest-earning assets	85,425			77,426

Total assets	$1,296,410			$1,154,907

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Demand accounts	$53,270	14	0.11%	$52,423	15	0.11%
Savings and Club accounts	183,426	178	0.39%	142,039	58	0.16%
Certificates of deposit	492,921	1,731	1.40%	473,311	1,514	1.28%

Total interest-bearing deposits	729,617	1,923	1.05%	667,773	1,587	0.95%
FHLB Advances	226,250	924	1.63%	116,625	612	2.10%

Total interest-bearing liabilities	955,867	2,847	1.19%	784,398	2,199	1.12%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	23,512			13,898
Other non-interest-bearing liabilities	11,652			12,971

Total non-interest-bearing liabilities	35,164			26,869

Total liabilities	991,031			811,267
Stockholders’ equity	305,379			343,640

Total liabilities and stockholders’ equity	$1,296,410			$1,154,907

Net interest income		$7,069			$6,540

Interest rate spread			2.08%			2.12%
Net interest margin			2.33%			2.43%
Average interest-earning assets to average interest-bearing liabilities	1.27x			1.37x

	Six Months Ended September 30,
	2016			2015
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans receivable	$828,462	$14,966	3.61%	$656,681	$12,074	3.68%
Mortgage-backed securities	270,566	3,577	2.64%	276,092	3,841	2.78%
Investment securities	65,440	691	2.11%	122,985	1,387	2.26%
Other interest-earning assets	29,388	273	1.86%	28,795	149	1.03%

Total interest-earning assets	1,193,856	19,507	3.27%	1,084,553	17,451	3.22%

Non-interest-earning assets	85,722			78,857

Total assets	$1,279,578			$1,163,410

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Demand accounts	$53,390	29	0.11%	$53,107	30	0.11%
Savings and Club accounts	173,567	304	0.35%	141,918	116	0.16%
Certificates of deposit	484,690	3,351	1.38%	478,253	3,014	1.26%

Total interest-bearing deposits	711,647	3,684	1.04%	673,278	3,160	0.94%
FHLB Advances	226,357	1,812	1.60%	112,714	1,174	2.08%

Total interest-bearing liabilities	938,004	5,496	1.17%	785,992	4,334	1.10%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	21,463			13,701
Other non-interest-bearing liabilities	10,834			12,184

Total non-interest-bearing liabilities	32,297			25,885

Total liabilities	970,301			811,877
Stockholders’ equity	309,277			351,533

Total liabilities and stockholders’ equity	$1,279,578			$1,163,410

Net interest income		$14,011			$13,117

Interest rate spread			2.10%			2.12%
Net interest margin			2.35%			2.42%
Average interest-earning assets
to average interest-bearing liabilities	1.27x			1.38x

Asset Quality Data

	Six Months Ended September 30,	Year Ended March 31,	Six Months Ended September 30,
	2016	2016	2015
	(Dollars in thousands)
Allowance for loan losses:
Allowance at beginning of period	$4,360	$3,750	$3,475
Provision for loan losses	1,031	703	173
Charge-offs	(193)	(93)	(26)
Recoveries	2	—	3

Net charge-offs	(191)	(93)	(23)

Allowance at end of period	$5,200	$4,360	$3,625

Allowance for loan losses to total gross loans	0.59%	0.56%	0.53%
Allowance for loan losses to nonperforming loans	185.52%	119.19%	83.72%

	At September 30,	At March 31,	At September 30,
	2016	2016	2015
	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans:
One- to four-family real estate	$2,619	$3,412	$3,452
Multi-family real estate	—	—	568
Commercial real estate	184	186	192
Construction real estate	—	—	49
Consumer real estate	—	60	69

Total nonaccrual loans	2,803	3,658	4,330
Real estate owned	943	58	—

Total nonperforming assets	$3,746	$3,716	$4,330

Total nonperforming loans to total gross loans	0.32%	0.47%	0.64%
Total nonperforming assets to total assets	0.29%	0.30%	0.38%

Selected Consolidated Financial Ratios

	Three Months Ended September 30,		Six Months Ended September 30,
	2016	2015	2016	2015
Selected Performance Ratios (1):
Return on average assets	0.38%	0.53%	0.35%	0.55%
Return on average equity	1.63%	1.79%	1.46%	1.82%
Interest rate spread	2.08%	2.12%	2.10%	2.12%
Net interest margin	2.33%	2.43%	2.35%	2.42%
Non-interest expenses to average assets	1.64%	1.59%	1.69%	1.56%
Efficiency ratio (2)	70.16%	65.50%	71.75%	64.58%
Average interest-earning assets to average
interest-bearing liabilities	1.27x	1.37x	1.27x	1.38x
Average equity to average assets	23.56%	29.75%	24.17%	30.22%
Dividend payout ratio	107.28%	95.06%	119.36%	139.15%
Net charge-offs to average ourtstanding loans during the periods	0.04%	0.00%	0.05%	0.01%

(1)	Performance ratios are annualized.
(2)	Represents non-interest expense divided by the sum of net interest income and non-interest income including gains and losses on the sale of assets.

Quarterly Data	Quarter Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(In thousands except shares and per share data)
Operating Data
Interest income	$9,916	$9,591	$9,158	$8,736	$8,739
Interest expense	2,847	2,649	2,468	2,300	2,199

Net interest income	7,069	6,942	6,690	6,436	6,540
Provision for loan losses	505	526	703	189	100

Net interest income after provision for
loan losses	6,564	6,416	5,987	6,247	6,440
Non-interest income	501	527	440	460	452
Non-interest expenses	5,311	5,479	5,173	4,833	4,580

Income before income taxes	1,754	1,464	1,254	1,874	2,312
Income taxes	513	448	376	549	772

Net income	$1,241	$1,016	$878	$1,325	$1,540

Share Data
Basic earnings per share	$0.06	$0.04	$0.04	$0.05	$0.06
Diluted earnings per share	$0.06	$0.04	$0.04	$0.05	$0.06
Dividends per share	$0.06	$0.06	$0.06	$0.06	$0.06
Average shares outstanding - basic	22,216	22,775	23,434	24,475	24,633
Average shares outstanding - diluted	22,276	22,834	23,479	24,521	24,687
Shares outstanding at period end	23,086	23,576	24,000	25,394	25,745

Financial Condition Data
Total assets	$1,312,190	$1,285,825	$1,253,127	$1,167,739	$1,153,895
Loans receivable, net	881,593	826,629	780,229	700,283	677,286
Cash and cash equivalents	22,758	30,140	31,069	30,493	17,869
Securities	317,147	338,624	357,462	356,977	379,582
Deposits	772,306	719,592	694,662	674,002	678,624
FHLB advances	224,500	244,000	231,500	147,000	124,000
Total stockholders’ equity	302,890	309,487	315,277	333,956	338,267

Assets Quality:
Total nonperforming assets	$3,746	$3,481	$3,716	$4,387	$4,330
Total nonperforming loans to total gross loans	0.32%	0.38%	0.47%	0.63%	0.64%
Total nonperforming assets to total assets	0.29%	0.27%	0.30%	0.38%	0.38%
Allowance for loan losses	$5,200	$4,775	$4,360	$3,750	$3,625
Allowance for loan losses to total gross loans	0.59%	0.58%	0.56%	0.53%	0.53%
Allowance for loan losses to nonperforming loans	185.52%	153.34%	119.19%	85.48%	83.72%